Exhibit 10.35

SHARE PLEDGE AGREEMENT

THIS AGREEMENT made as of the 28th day of February, 2014.

BETWEEN:

TROY HOLDINGS INTERNATIONAL INC., an corporation incorporated under the laws of the Province of Ontario

(hereinafter called the "Vendor")

OF THE FIRST PART

- and -

EPAZZ, INC.,

a corporation incorporated under the laws of Illinois

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

1. The Vendor, the Purchaser and Telecorp Products, Inc. (the “Corporation”) entered into a stock purchase agreement made as of the 22nd day of February, 2014 (the “Stock Purchase Agreement”) whereby the Purchaser agreed to purchase and the Vendor agreed to sell its 1,400 shares of the no par value common stock of the Corporation (the “Purchased Shares”);

2. Pursuant to the terms of the Stock Purchase Agreement, as payment for the Purchased Shares, the Purchaser has issued a promissory note to the Vendor, dated February , 2014, in the principal amount of One Hundred and Twenty Thousand U.S. Dollars ($120,000.00USD)

(the “Promissory Note”); and

3. In order to secure the Purchaser’s obligation under the Promissory Note, the Purchaser has agreed to pledge the Purchased Shares.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties contained herein, the sum of $1.00 paid by each party hereto to each of the other parties hereto and other good and valuable consideration

(the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is agreed as follows:

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ARTICLE ONE

PLEDGE OF SHARES

1.1. Share Pledge. The Purchaser hereby assigns, mortgages, charges, hypothecates and pledges to and deposits with the Vendor as security for the complete, due and timely performance of each and every one of its obligations under the Promissory Note (the “Obligations”), the Purchased Shares (hereinafter, the “Pledged Shares”), to be held by the Vendor as general and continuing collateral security for Obligations.

ARTICLE TWO

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Representations, Warranties and Covenants. The Purchaser represents, warrants and covenants to and in favour of the Vendors that to its knowledge:

(i)	it is the registered and beneficial owner of the Pledged Shares;
(ii)	the Pledged Shares are free and clear all liens, mortgages, charges and security interests whatsoever other than those created hereunder in favour of the Vendors; and
(iii)	the Pledged Shares have been duly issued and are fully paid and non- assessable.

ARTICLE THREE

ENFORCEMENT RIGHTS OF THE VENDOR

3.1 Realization upon Default. Upon the occurrence and during the continuance of the Purchaser’s default under the Promissory Note, being for greater the certainty the non-payment and/or receipt of funds due and payable under the Promissory Note pursuant to the terms of the Promissory Note and the Stock Purchase Agreement (an “Event of Default”), the Vendor may at any time after five (5) days following the date established for a payment under the Promissory Note (an “Uncured Default”) in its sole discretion, seize the Pledged Shares, realize upon or otherwise dispose of the Pledged Shares by sale, transfer or delivery, or exercise and enforce all rights and remedies of a holder of the Pledged Shares as if the Vendor was the absolute owner thereof, without notice to or control by the Corporation, and such remedy may be exercised separately or in combination and shall not be in substitution for any other rights the Vendor may have under the Promissory Note, the Stock Purchase Agreement or otherwise, however created.

3.2 Proceeds. In the event that the Vendor shall seize the Pledged Shares and realize any proceeds therefrom, the Vendor shall be entitled to retain all such proceeds.

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3.3 Recourse. The Vendor shall not be obliged to exhaust its recourse against the Corporation or any other person or persons, or against any other security they may hold in respect of the Obligations before realizing upon or otherwise dealing with the Pledged Shares in such manner as the Vendor consider desirable. The Vendor may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Purchaser, the Corporation and with other parties, sureties or securities as the Vendor may see fit without prejudice to the rights of the Purchaser in respect of the Pledged Shares.

3.4 Dividends. The Vendor need not see to the collection of dividends on or exercise any option or right in connection with the Pledged Shares and need not protect or preserve them from any loss of value and is hereby released from all responsibility for loss of value and the Vendor shall be bound to exercise in the keeping of the Pledged Shares only the same degree of care as the Vendor would exercise with respect to the Vendor’s own shares kept at the same place.

ARTICLE FOUR

APPOINTMENT OF ATTORNEY

4.1 Attorney. Following an Uncured Default, the Vendor is hereby irrevocably appointed attorneys of the Purchaser with full powers of substitution from time to time to endorse or transfer, or both, the Pledged Shares or any of them to the Vendor, its nominees, or transferees, and the Vendor and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Pledged Shares to the same extent as the Purchaser might do. The power of attorney herein granted is in addition to, and not in substitution for, any stock power of attorney delivered by the Purchaser with delivery of the Pledged Shares, and such powers of attorney may be relied upon by the Vendor severally or in combination.

ARTICLE FIVE

CORPORATE RIGHTS

5.1 Corporate and Shareholder Rights. Until the occurrence of an Event of Default (as defined in Section 3.1 hereof) and a determination by the Vendor to enforce the rights granted to it under this Agreement, the Purchaser shall be entitled to vote the Pledged Shares and to receive all cash dividends with respect thereto. Following an Uncured Default, any other moneys which may be received by the Corporation for or in respect of the Pledged Shares shall be received as trustee for the Vendor and shall forthwith be paid over to the Vendor and be held by Vendor pursuant to the mortgage, charge, hypothecation, pledge and grant of security interest herein. The Vendor agrees that it shall not require the shares to be registered in its names or in the name of a nominee unless and until the occurrence of an Event of Default and the determination by the Vendor to enforce the rights granted to it under this Agreement.

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ARTICLE SIX

GENERAL CONTRACT PROVISIONS

6.1 Attachment. The parties hereto acknowledge that it is their intention that the security interests herein created attach to the Pledged Shares on the execution hereof by the Corporation and that value has been given.

6.2 Perfection of Security. The parties hereto agree that the Vendor may file such financing statements and other documents, at the Vendor’s sole cost, and do such acts, matters and things as the Vendor may consider appropriate to perfect, continue and/or realize upon the security interests herein created and to protect and preserve such security interests.

6.3 Notices. All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

To Troy:	204-11 Cidermill Avenue

Vaughan, Ontario

L4K 4B6

Canada

Attention: Scott MacCannell, President and

Ana Misra, Vice-President

With a copy to: Baker & Company

130 Adelaide Street West

Suite 3300

Toronto, Ontario

M5H 3P5

Canada

Attention: Mark G. Baker

To Epazz:	205 W. Wacker Drive Suite 1320 Chicago, Illinois 60606 United States of America Attention: Shaun Passley

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With a copy to: Evans, Loewenstein, Shimanovsky & Moscardini, Ltd. 130 South Jefferson Street Suite 350 Chicago, Illinois 60661 United States of America Attention: Daniel M. Loewenstein

or at such other address as may be given by such person to the other parties hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

6.4 Additional Considerations. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

6.5 Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

6.6 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

6.7 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

6.8 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

6.9 Currency. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States of America.

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6.10 Headings for Convenience Only. The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such State.

6.12 Gender. In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

6.13 Calculation of Time. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

6.14 Legislation References. Any references in this Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

6.15 Severability. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

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6.16 Transmission by Facsimile. The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

TROY HOLDINGS INTERNATIONAL INC.

Per: _______________________

Name: Scott MacCannell

Title: President

I have authority to bind the Corporation.

EPAZZ, INC.

Per: /s/ Shaun Passley

Name: Shaun Passley

Title: Chief Executive Officer

I have authority to bind the Corporation.

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